EXCELSIOR FUNDS, INC.

FORM N-SAR

File No.  811-4088
Annual Period Ended 3/31/00

Exhibit Index

Sub-Item 77M:  Mergers

		a)         All of the assets and liabilities of
Excelsior Funds' sole portfolio, the Institutional
Money Fund, was transferred to Excelsior Funds,
Inc.'s Money Fund on December 16, 1999.

		b)  	The Board of Directors of Excelsior Funds, Inc.
and the Board of Trustees of Excelsior Funds approved the planned merger on July 30, 1999. At a Special Meeting of Shareholders held on November
23, 1999, Excelsior Funds' Institutional Money
Fund shareholders voted to approve or disapprove the following proposed merger:

				the proposed plan of reorganization and the
transfer contemplated thereby, including the transfer of all of the assets and liabilities of Excelsior Fund's Institutional Money Fund in exchange for Institutional Shares of Excelsior Funds, Inc.'s Money Fund, the distribution of such Institutional Shares to the shareholders of the Institutional Money
Fund in connection with liquidation, and the deregistration under the Investment Company
Act of 1940, as amended and the termination under State law of Excelsior Funds.

			The results of the voting were as follows:

			FOR:			207,361,559	Votes
			AGAINST:		           7,921	Votes
			ABSTAINED:		  22,605,065	Votes

Details concerning the merger can be found in the Agreement and Plan of Reorganization dated October
15, 1999 relating to the reorganization of the Institutional Money Fund of Excelsior Funds into
Excelsior Funds, Inc.'s Money Fund. The Agreement and Plan of Reorganization dated October 15, 1999 is incorporated by reference to Appendix A of the Combined Prospectus/Proxy Statement of Excelsior
Funds, Inc. (File Nos. 2-92655; 811-4088), as
filed with the Securities and Exchange Commission on September 15, 1999.

Excelsior Funds is in the process of filing an N-
8f application to deregister with the Securities and Exchange Commission.

Sub-Item 77Q1(a):	Copies of any material amendments to the
registrant's charter or bylaws

(1)	Excelsior Funds, Inc. filed Articles Supplementary to its
Charter with the Maryland Department of Assessment and Taxation on January 3, 2000, classifying the following additional authorized but unissued and unclassified shares as follows:

500,000,000 authorized but unissued and currently unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), into a separate series to be known as Class C Common Stock - Special Series 2;

500,000,000 authorized but unissued and currently unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), into a separate series to be known as Class N Common Stock - Special Series 2;

500,000,000 authorized but unissued and currently unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)), into a separate series to be known as Class T Common Stock - Special Series 2; and

500,000,000 authorized but unissued and currently unclassified shares of Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Five Hundred Thousand Dollars ($500,000)) be, and hereby are, classified into a separate series to be known as Class U Common Stock - Special Series 2.

	The information required by Sub-Item 77Q1(a) is incorporated by reference to Exhibit (a)(15) of Post-Effective Amendment No.
35 to Registrant's Registration Statement on Form N-1A filed on
January 4, 2000.

(2)	Excelsior Funds, Inc. filed Articles Supplementary to its
Charter with the Maryland Department of Assessment and Taxation on March 7, 2000, classifying the following additional authorized but unissued and unclassified shares as follows:

Five Hundred Million (500,000,000) shares of the Company's authorized but unissued and unclassified shares of capital stock, as Class X Common Stock, of the par value of One Mill
($.001) per share and the aggregate par value of Five
Hundred Thousand Dollars ($500,000).

	The information required by Sub-Item 77Q1(a) is incorporated by reference to Exhibit (a)(15) of Post-Effective Amendment No.
38 to Registrant's Registration Statement on Form
N-1A filed on May 26, 2000.

Sub-Item 77Q1(g):	Copies of any merger or consolidation
agreement

			The Agreement and Plan of Reorganization dated October 15, 1999 relating to the reorganization of the Institutional Money
Fund of Excelsior Funds into Excelsior Funds, Inc.'s Money Fund is incorporated by reference to Appendix A of the Combined
Prospectus/Proxy Statement of Excelsior Funds, Inc. (File Nos. 2-
92655; 811-4088), as filed with the Securities and Exchange
Commission on September 15, 1999.



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